As filed with the Securities and Exchange Commission on February 19, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Moody’s Corporation
(Exact name of registrant as specified in its charter)

Delaware	13-3998945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(212) 553-0300
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Steele, Esq.
Moody’s Corporation
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
(212) 553-0300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to
Andrew L. Fabens, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
Telephone: (212) 351-4034

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

MOODY’S CORPORATION
Debt Securities

Moody’s Corporation, from time to time, may offer to sell, issue and sell senior or subordinated debt securities.
We may offer and sell these debt securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.
This prospectus describes some of the general terms that may apply to these debt securities. The specific terms of any debt securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you make your investment decision.

THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Investing in our debt securities involves risk. You should carefully read and consider the risks referenced under “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement for a discussion of the factors you should carefully consider, as well as the other information contained in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, in determining whether to invest in our debt securities.
See the “Risk Factors” section of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful, adequate or complete. Any representation to the contrary is a criminal offense

Prospectus dated February 19, 2026

TABLE OF CONTENTS

In this prospectus, except as otherwise indicated, the “Company”, “Moody’s”, “we”, “our”, and “us” refer to Moody’s Corporation and its subsidiaries.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell debt securities in one or more offerings.
This prospectus provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled “Where You Can Find More Information.”
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov. Moody’s investor relations Internet website is https://ir.moodys.com/. Under the “SEC Filings” tab at this website, the Company makes available free of charge copies of its latest annual report on Form 10-K, quarterly report on Form 10-Q and current report on Form 8-K as soon as reasonably practicable after they are filed with, or furnished to, the SEC. The information on, or accessible through, our website or the websites of any of our businesses is not part of this prospectus or any accompanying prospectus supplement and should not be relied upon in connection with making any investment decision with respect to the notes offered pursuant to this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the completion of the offering of all debt securities covered by the respective prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not “filed” in accordance with SEC rules):
•our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 18, 2026; and

•the Company’s Current Report on Form 8-K filed on January 12, 2026.
You may request a copy of these filings, at no cost, by writing or telephoning us at:
Moody’s Corporation
7 World Trade Center at 250 Greenwich Street
New York, New York 10007
Attention: Investor Relations
Telephone: (212) 553-0300
Email: ir@moodys.com
Website: ir.moodys.com
You should rely only on the information contained in, or incorporated by reference into, this prospectus, any accompanying prospectus supplement or any free writing prospectus filed by us with the SEC and any information about the terms of debt securities conveyed to you by us, our underwriters or agents. We have not authorized anyone else to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus, any accompanying prospectus supplement, any free writing prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are forward-looking statements and are based on future expectations, plans and prospects for our business and operations that involve a number of risks and uncertainties. Such statements involve estimates, projections, goals, forecasts, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. Those statements appear at various places throughout this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein in the context of statements containing the words “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof relating to our views on future events, trends and contingencies or otherwise convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements and other information are made as of the date on the front cover of the applicable document, and we undertake no obligation (nor do we intend) to publicly supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise, except as required by applicable law or regulation. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements.
Those factors, risks and uncertainties include, but are not limited to:
•the uncertain effects of U.S. and foreign government actions affecting international trade and economic policy, including changes and volatility in tariffs and trade policies and retaliatory actions, on credit markets, customers, and customer retention, and demand for our products and services;
•the impact of general economic conditions (including significant government debt and deficit levels and inflation or recessions and related monetary policy actions by governments in response thereto) on worldwide credit markets and on economic activity, including on the level of merger and acquisition activity, and their effects on the volume of debt and other securities issued in domestic and/or global capital markets;
•the uncertain effects of U.S. and foreign government initiatives and monetary policy to respond to the current economic climate, including instability of financial institutions, credit quality concerns, and other potential impacts of volatility in financial and credit markets;
•the impacts of geopolitical events and actions, such as the Russia-Ukraine military conflict, military conflicts in the Middle East, and tensions between India and Pakistan, and of tensions and disputes in political and global relations, on volatility in world financial markets, on general economic conditions and GDP in the U.S. and worldwide and on Moody’s own operations and personnel;
•other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, increased utilization of technologies that have the potential to intensify competition and accelerate disruption and disintermediation in the financial services industry, as well as the number of issuances of securities without ratings or securities which are rated or evaluated by non-traditional parties;
•the level of merger and acquisition activity in the U.S. and abroad;
•the impact of Moody’s Investors Service’s, or MIS’s, withdrawal of its credit ratings on countries or entities within countries and of Moody’s no longer conducting commercial operations in countries where political instability warrants such actions;
•concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings;
•the introduction or development of competing and/or emerging technologies and products;
•pricing pressure from competitors and/or customers;
•the level of success of new product development and global expansion;
•the impact of regulation as a nationally recognized statistical rating organization, or an NRSRO;

•the potential for new U.S., state and local legislation and regulations;
•the potential for increased competition and regulation in the jurisdictions in which we operate, including the EU;
•exposure to litigation related to MIS’s rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which we may be subject from time to time;
•provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards applicable to credit rating agencies in a manner adverse to credit rating agencies;
•provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes;
•uncertainty regarding the future relationship between the U.S. and China;
•the possible loss of key employees and the impact of the global labor environment;
•failures or malfunctions of our operations and infrastructure;
•any vulnerabilities to cyber threats or other cybersecurity concerns;
•the timing and effectiveness of our restructuring programs;
•currency and foreign exchange volatility;
•the outcome of any review by tax authorities of our global tax planning initiatives;
•exposure to potential criminal sanctions or civil remedies if we fail to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which we operate, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials;
•the impact of mergers, acquisitions, or other business combinations and our ability to successfully integrate acquired businesses;
•the level of future cash flows;
•the levels of capital investments; and
•a decline in the demand for credit risk management tools by financial institutions, corporate or government entities.
These factors, risks and uncertainties as well as other risks and uncertainties that could cause our actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, in any accompanying prospectus supplement and in other filings made by us from time to time with the SEC or in materials incorporated herein or therein. Investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause our actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on our business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for us to predict new factors, nor can we assess the potential effect of any new factors on us.

MOODY’S CORPORATION
Moody’s is a global integrated risk assessment firm that empowers organizations to anticipate, adapt and thrive in a new era of exponential risk. Moody’s reports in two segments: MA and MIS.
MA is a global provider of: i) research and insights; ii) data and information; and iii) decision solutions, which help companies make better and faster decisions. MA leverages its proprietary data and analytics and deep industry knowledge across multiple risks such as credit, market, financial crime, supply chain, catastrophe and climate to deliver integrated risk assessment solutions that enable business leaders to identify, measure and manage the implications of interrelated risks and opportunities.
MIS publishes credit ratings and provides assessment services on a wide range of debt obligations, programs and facilities, and the entities that issue such obligations in markets worldwide, including various corporate, financial institution and governmental obligations, and structured finance securities.

RISK FACTORS
Investing in our debt securities involves risks. Before deciding whether to invest in our debt securities, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, any subsequent Quarterly Report on Form 10-Q and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, any subsequent Quarterly Report on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing the Company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, any subsequent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, you may lose all or part of your investment.

USE OF PROCEEDS
Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of debt securities will be used for general corporate purposes, including:
•working capital;
•capital expenditures;
•acquisitions of or investments in businesses or assets;
•redemption and repayment of short-term or long-term indebtedness; and
•purchases of our common stock under our ongoing stock repurchase program.
Pending application of the net proceeds from the sale of debt securities, we may invest the net proceeds in short-term investments.

DESCRIPTION OF DEBT SECURITIES
We may offer unsecured debt securities which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture dated August 19, 2010 between us and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee. The indenture is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and the following description.
Debt Securities
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
•title and aggregate principal amount;
• whether the debt securities are subject to subordination and applicable subordination provisions, if any;
• percentage or percentages of principal amount at which such debt securities will be issued;
• issuance date;
• maturity date(s);
• interest rate(s) or the method for determining the interest rate(s);
• dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
• whether interest will be payable in cash or in additional debt securities of the same series, or shall accrue and increase the aggregate principal amount outstanding of such series (including if the debt securities were originally issued at a discount);
• redemption or early repayment provisions;
• authorized denominations;
• form;
• amount of discount or premium, if any, with which such debt securities will be issued;
• whether such debt securities will be issued in whole or in part in the form of one or more global securities;
• identity of the depositary(ies) for global securities;
• whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;
• the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;
• any covenants applicable to the particular debt securities being issued;

• any defaults and events of default applicable to the particular debt securities being issued;
• currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on such debt securities will be payable;
• securities exchange(s) on which the debt securities will be listed, if any;
• our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
• provisions relating to covenant defeasance and legal defeasance of debt securities of the series;
• provisions relating to satisfaction and discharge of the indenture;
• provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
• provisions, if any, granting special rights upon the occurrence of specified events;
• any restriction of transferability of the series; and
• additional terms not inconsistent with the provisions of the indenture.
In addition, the applicable prospectus supplement will describe whether any underwriter will act as a market maker for the debt securities, and the extent to which a secondary market for the debt securities is or is not expected to develop.
General
The debt securities may consist of debentures, notes, bonds or other types of indebtedness. One or more series of debt securities may be sold at a substantial discount below its stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency or other indices or other formulas. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currency or other reference factor. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currency or other reference factor to which the amount payable on such date is linked and certain United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or currency unit.
We expect most debt securities to be issued in fully registered form without coupons and, if denominated in U.S. dollars, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION
We may sell any series of debt securities being offered hereby in one or more of the following ways from time to time:
• to underwriters or dealers for resale to the public or to institutional investors;
• directly to institutional investors;
• directly to a limited number of purchasers or to a single purchaser;
• through agents to the public or to institutional investors; or
• through a combination of any of these methods of sale.
The distribution of the debt securities may be effected from time to time in one or more transactions, including:
• at a fixed public offering price or prices, which may be changed;
• at market prices prevailing at the times of sale;
• at prices related to prevailing market prices; or
• at negotiated prices.
Offers to purchase the debt securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the debt securities will be named, and any commissions payable by us to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), of the debt securities so offered and sold.
If we offer and sell debt securities through an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the debt securities.
If we offer and sell debt securities through a dealer, we or an underwriter will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement. Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the debt securities so offered and sold. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase debt securities at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions paid for solicitation of these delayed delivery contracts.
Offered debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, and its compensation will be described in the applicable prospectus supplement.
Underwriters, dealers, agents and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each series of debt securities will be a new issue of debt securities and will have no established trading market. The debt securities may or may not be listed on a national securities exchange. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any series of the debt securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of those activities at any time.
We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer debt securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you will want to pay particular attention to the description of that system we will provide in a prospectus supplement.
Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.
Upon completion of such an electronic auction process, debt securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which debt securities would be sold and the allocation of debt securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

VALIDITY OF SECURITIES
The validity of the debt securities being offered by this prospectus will be passed upon by Gibson, Dunn & Crutcher LLP, New York, New York. In connection with particular offerings of the debt securities in the future, and unless otherwise indicated in the applicable prospectus supplement, the validity of those debt securities will be passed upon for us by Gibson, Dunn & Crutcher LLP, New York, New York.
EXPERTS
The consolidated financial statements of Moody’s Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere (incorporated by reference) herein and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates:

Amount to be Paid
SEC registration fee	*
Blue Sky fees and expenses	**
Legal fees and expenses (other than Blue Sky fees and expenses)	**
Accounting fees and expenses	**
Trustee and registrar fees and expenses	**
Rating agency fees	**
Printing and engraving costs	**
Miscellaneous	**

Total	**

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933.
**	The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable with respect to any offering of securities.

Item 15.	Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
The registrant’s certificate of incorporation provides that the registrant shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The registrant’s certificate of incorporation also provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

The indemnification rights conferred by the certificate of incorporation of the registrant are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The registrant will also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 16.	Exhibits.

Exhibit No.	Exhibit

1.1	Form of Underwriting Agreement.*

4.1
Restated Certificate of Incorporation of Moody’s Corporation, effective April 17, 2024 (incorporated by reference to Exhibit 3.3 to the Report on Form 8-K of the Registrant, file number 1-14037, filed April 19, 2024).

4.2
Amended and Restated By-Laws of Moody’s Corporation, effective October 14, 2025 (incorporated by reference to Exhibit 3.2 to the Report on Form 10-K of the Registrant, file number 1-14037, filed February 18, 2026).

4.3
Indenture, dated as of August 19, 2010, between Moody’s Corporation and Computershare Trust Company, National Association, as successor to Wells Fargo, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Report on Form 8-K of the Registrant, file number 1-14037, filed August 19, 2010).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of KPMG LLP, independent registered public accounting firm.

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereto).

25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare Trust Company, National Association, as successor to Wells Fargo Bank,, National Association, as trustee under the Indenture.

107	Filing Fee Table.
*    To be filed by amendment or incorporated by reference. Moody’s Corporation will file as an Exhibit to a Current Report on Form 8-K any related form utilized in the future and not previously filed by means of an amendment.

Item 17.	Undertakings.
(a)    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.
(5)    (a) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 19, 2026.

MOODY’S CORPORATION

By:	/s/ Richard Steele
Name:	Richard Steele
Title:	Senior Vice President and General Counsel
POWER OF ATTORNEY
Each of the undersigned officers and directors of Moody’s Corporation, a Delaware corporation, hereby constitutes and appoints Robert Fauber, Noémie Heuland and Richard Steele, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Fauber Robert Fauber	President and Chief Executive Officer (Principal Executive Officer) and Director	February 19, 2026

/s/ Noémie Heuland Noémie Heuland	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2026

/s/ Jason Phillips Jason Phillips	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	February 19, 2026

/s/ Jorge A. Bermudez Jorge A. Bermudez	Director	February 19, 2026

/s/ Sumit Dhawan Sumit Dhawan	Director	February 19, 2026

/s/ Thérèse Esperdy Thérèse Esperdy	Director	February 19, 2026

Signature	Title	Date

/s/ Vincent A. Forlenza Vincent A. Forlenza	Chairman of the Board	February 19, 2026

/s/ Jose Minaya Jose Minaya	Director	February 19, 2026

/s/ Leslie F. Seidman Leslie F. Seidman	Director	February 19, 2026

/s/ Bruce Van Saun Bruce Van Saun	Director	February 19, 2026

/s/ Zig Serafin Zig Serafin	Director	February 19, 2026